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                                                                   EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92902, No. 333-14323, No. 333-18871, No.
333-42819, No. 333-46875, No. 333-50623, No. 333-62195, No. 333-71923, No.
333-80965, No. 333-87953, No. 333-89165, No. 333-33952, No. 333-40344, No.
333-41388, No. 333-45442, No. 333-55398 and No. 333-62492) of HNC Software Inc.
of our report dated October 26, 2001 relating to the financial statements of Blaze Software, Inc., which appears in the Current Report on Form 8-K/A of HNC Software Inc. dated October 29, 2001.


PricewaterhouseCoopers LLP

San Jose, California
October 29, 2001